UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): 12/07/2004

BANKUNITED FINANCIAL CORP

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 1-13921

FL	650377773
(State or Other Jurisdiction Of Incorporation or Organization)	(I.R.S. Employer Identification No.)

255 Alhambra Circle

Coral Gables, FL 33134

(Address of Principal Executive Offices, Including Zip Code)

305-569-2000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On December 7, 2004, BankUnited Financial Corporation (the “Company”) and BankUnited, FSB (“BankUnited”) each entered into employment agreements with Humberto L. Lopez in connection with his employment as Senior Executive Vice President and Chief Financial Officer. Mr. Lopez has served as the Company’s and BankUnited’s Executive Vice President, Finance and Chief Financial Officer since 1999 and as a Senior Executive Vice President since 2001.

The agreement with the Company will expire on December 7, 2007 unless sooner terminated, and the agreement with BankUnited will expire on December 7, 2005, but may be renewed by BankUnited’s Board from year to year for up to two additional years.

Mr. Lopez’s agreement provides for an aggregate base annual salary of $245,000, subject to annual review and adjustment by the Compensation Committee of the Board of Directors. In addition to salary, Mr. Lopez may receive other cash, stock or stock based compensation from the Company for services rendered at such times and in such amounts as is determined by the Compensation Committee. Mr. Lopez may also receive a performance based annual bonus. Mr. Lopez is further entitled to receive the standard benefits available to executives under the Company’s benefit plans.

Mr. Lopez’s employment agreements may be terminated at any time with or without cause. If termination occurs due to disability, Mr. Lopez will receive severance benefits that include any compensation or obligations accrued for periods prior to the date of termination, six months of salary to be paid in installments consistent with the Company’s payroll practices and he shall also be entitled to all of his vested benefits under the Company’s employee benefit programs. If Mr. Lopez is terminated as a result of death, he is entitled to receive any unpaid salary, bonus and benefits accrued and all life insurance proceeds. If Mr. Lopez is terminated following a change in control, he will receive an amount equal to two times his salary and bonus. If Mr. Lopez is terminated without cause, he is entitled to receive an amount equal to one year of his salary and bonus and he is entitled to all of his vested benefits under the Company’s employee benefit programs. Mr. Lopez’s employment agreements also contain a a gross-up provision designed to make Mr. Lopez whole for any withholding and excise taxes which may become payable in connection with termination payments, as well as confidentiality and non-compete commitments by Mr. Lopez

A copy of the agreements are attached to this Form 8-K as Exhibits 10.1 and 10.2, respectively.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

BANKUNITED FINANCIAL CORP

Date: December 10, 2004.	By:	/s/ Ramiro Ortiz
Ramiro Ortiz
President and Chief Operating Officer

Exhibit Index

Exhibit No.	Description
10.1	Employment Agreement between BankUnited Financial Corporation and Humberto L. Lopez

10.2	Employment Agreement between BankUnited, FSB and Humberto L. Lopez